MERCHANDISING LICENSE AGREEMENT

                            Date: as of June 2, 1999

Property:   World Championship Wrestling
License No.: D993287

WCW                                        LICENSEE

WORLD CHAMPIONSHIP WRESTLING, INC.         TRIMFAST GROUP, INC.
One CNN Center                             777 South Harbour Island Blvd., #260
l2th Floor, South Tower                    Tampa, FL 33602
Atlanta, Georgia 30348-5366
                                           Contact: Michael J. Muzio
                                           Tel: 8l3-275-0050
                                           Fax: 813-275-0051

      This Agreement is made as of the date specified above between WCW on behalf of itself and its parent, subsidiaries and affiliates (the foregoing collectively, "Related Entities") and Licensee, whereby WCW grants Licensee a license to utilize certain names, likenesses, characters, trademarks and/or copyrights in connection with the manufacture, distribution, advertising, promotion and sale of certain articles of merchandise on the following terms and conditions:

1.    Licensed Elements: See Schedule "1" attached below.

2.    Authorized Articles: Trimfast Energy Bars (WCW Bars) in 3 flavors:
                  chocolate, chocolate chip; chocolate peanut butter; and Passion fruit

                  Licensee is limited to the foregoing Authorized Articles as currently manufactured by Licensee with the ingredients set out in Exhibit A*. Licensee has provided WCW with a complete list of its entire current product line. Licensee shall from time to time provide WCW with an updated list of its current product line. In the event WCW objects to any products being produced or sold by Licensee, Licensee shall discontinue production and sale of such products within sixty (60) days of notice by WCW or WCW may terminate this Licensee agreement immediately without recourse.

      *(Exhibit A)

                  Ingredients: High fructose, corn syrup, chocolate coating (contains turbinado sugar, fractionated vegetable oils, non-fat dry mild, cocoa, soy lecithin, and salt), cocoa powder, chocolate chips, calcium, etc.

3.    Licensed Territory: U.S., its territories and possessions & U.S. Military
                  Installations

      The Authorized Articles may only be distributed in the Licensed Territory. Licensee shall impose the obligation on its customers to sell the Authorized Articles only within the Licensed Territory and shall not knowingly sell Authorized Articles to persons or entities whom Licensee knows, or reasonably should know, intend to resell or

7.    Advance/Guarantee:       Advance:              $50,000 (already received)
                               Balance of
                               Guarantee:            $500,000
                               Total of Guarantee:   $550,000 (includes advance)

      The non-refundable Advance of $50,000 is payable in full concurrently with WCW's receipt of copies of this Agreement (without amendments or modifications) signed by Licensee, which in any event will be not later than the date fourteen (14) days after Licensee receives copies of this Agreement for signature.

      The balance of the Guarantee is payable in installments as follows:

                  $100,000 due no later than 12/31/99
                  $100,000 due no later than 6/30/00
                  $100,000 due no later than 9/30/00
                  $100,000 due no later than 12/31/00
                  $100,000 due no later than 6/30/01

      (All references to "Dollar(s)" and/or "$" anywhere in this Agreement will refer to United States Dollars.)

8. Marketing Date: Marketing of each of the Authorized Articles will begin no later than October 1, 1999.

9. Shipping Date: Shipment to retailers of each of the Authorized Articles will begin no later than November 1, 1999.

10. Authorized Channels of Distribution: Mass Markets, Chain Stores, Specialty Stores

      The Authorized Articles may only be distributed through the Authorized Channels of Distribution within the Licensed Territory. Licensee shall impose the obligation on its customers to sell the Authorized Articles only through the Authorized Channels of Distribution and shall not knowingly sell Authorized Articles to persons or entities whom Licensee knows, or reasonably should know, intend to resell or are likely to resell the Authorized Articles outside of the Authorized Channels of Distribution. Authorized Articles may not be sold within 500 feet of any WCW event.

      The Authorized Articles may only be distributed through the Authorized Channels of Distribution within the Licensed Territory. In the event the Authorized Articles are permitted for distribution to retail outlets located at or within 500 feet of a WCW event venue, Licensee shall impose the obligation on the retail outlets not to sell any of the Authorized Articles on the day of any WCW sponsored events at such venue. Licensee shall impose the obligation on its customers to sell the Authorized Articles only through the Authorized Channels of Distribution and shall not knowingly sell Authorized Articles to persons or entities whom Licensee knows, or reasonably should know, intend to resell or are likely to resell the Authorized Articles outside of the Authorized Channels of Distribution.

11.   Sell-off Period: 90 days

12. Form of Copyright and Trademark Notice: Each Authorized Article shall bear copyright and trademark notices in the following form (or in such other form as WCW may hereafter designate, for prospective implementation, by notice to Licensee):
                                        19XX & WCW,Inc.


            The packaging containing the Authorized Articles described in Paragraph 2 hereir shall bear trhe following copyright and trademark notices.

           Copyright:  19XX World Championship Wrestling,Inc.  A Time Warner
                             Company. All Rights Reserved.

      Trademark:  WCW(tm) and NWO(c) are trademarks of World Championship
                  Wrestling, Inc.

                  All characters depicted, are trademarks of or used under License to World Championship Wrestling Inc.

13. Notices: Payments and statements to WCW shall be made or given to agent, Leisure Concepts Inc. (WCW's Agent) at 1414 Avenue of the Americas, New York, NY 10014 attn: Accounting Department. All other notices to WCW shall be sent to WCW at the Atlanta address specified on the first page of this Agreement, with a copy to the same address, Attention: Legal Department.

14. Standard Terms: The attached "Exhibit `A' (Standard Terms and Conditions) are incorporated by this reference into the terms of this Merchandising License Agreement (collectively referred to herein as "Agreement"). If any provision set forth above in this Agreement conflicts (or is construed to conflict) with any provision of the Standard Terms and Conditions, the provisions hereinabove set forth will control.

15. Credit Terms: Execution of this Agreement by WCW is contingent upon WCW's satisfaction with Licensee's financial ability to fulfill the Guarantee stated herein. To this end, Licensee agrees to furnish any financial information requested by WCW to confirm Licensee's credit status. If deemed necessary by WCW, Licensee shall furnish a first priority lien and security interest, a letter of credit, or any other such acceptable form of security to cover the Guarantee. Licensee agrees to comply with WCW's request(s) pursuant to this Paragraph before and during the entire term of this Agreement.

16. Special Terms: If Authorized Articles are not marketed within 90 days of the Shipping Date, WCW may remove the rights of those items.

      If the forgoing proposal meets with the approval of Licensee, please sign and return this proposal to WCW. Upon execution by WCW, this document will be a binding agreement between Licensee and WCW as of the date first above written.

     WORLD CHAMPIONSHIP WRESTLING, INC.       TRIMFAST GROUP, INC.
     ("WCW" )                                 ("Licensee")


     By:  /s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
        -------------------------                --------------------
     Title: Director of Licensing             Title: C.E.O.
           ----------------------                  ------------------

                                  SCHEDULE "1"

1. "Licensed Elements" means only the names and static visual likenesses of the following specific fictional characters, only as depicted in the entertainment properties defined below as the "Program(s)" (excluding dialogue, storylines and plot elements from the Pictures, except as specifically agreed in writing and in advance by WCW). It is specifically understood and agreed that the character names, likenesses and other elements referred to above (including, if applicable, the names of actors, voice-over artists, and/or other elements listed in this Schedule "1") are included within the definition of "Licensed Elements" (i) only to the extent of WCW's ownership or control thereof, and (ii) only as specifically depicted in and as part of the Program(s). Licensee understands and acknowledges that nothing herein grants Licensee the right to use sound bites, voices, music, or other audio effects from the Program(s). If Licensee wishes to use any such elements, Licensee must separately' procure the necessary rights, and any rights, clearance or related fees arising from same shall be at Licensee's sole expense. WCW reserves the right to amend the list of Licensed Elements from time to time to keep the list current with WCW licensing rights.

PROGRAM(S)                                      LICENSED ELEMENTS

WORLD CHAMPIONSHIP WRESTLING

                                                All WCW & NWO Logos
                                                All WCW & NWO Slogans
                                                Adams, Brian
                                                Adams, Chris
                                                Anderson, Arn
                                                Armstrong, Brad
                                                Armstrong, Scott
                                                Armstrong, Steve
                                                Asya
                                                Bagwell, Marcus
                                                Barbarian
                                                Benoit, Chris
                                                Bam Bam Bigelow
                                                Bischoff, Eric
                                                Blaze, Bobby
                                                Blitzkrieg
                                                Burke, Leo
                                                Chastity
                                                Ciclope
                                                Damien
                                                Darsow, Barry
                                                Dillon, JJ
                                                Disciple
                                                Disco Inferno
                                                Disorderly Conduct (Tom)
                                                Disorderly Conduct (Mike)
                                                DJ Ran (DJ)
                                                Duncum, Jr., Bobby
                                                Eaton, Bobby
                                                El Dandy
                                                Elizabeth, Miss
                                                El Vampiro
                                                Enos, Mike
                                                Finlay, Fit
                                                Flair, David
                                                FLair, Ric
                                                Flores, Art
                                                Flynn, Jerry

                                                Fortune, Chad
                                                Fuller, Rick
                                                Gambler
                                                Garza, Hector
                                                Goldberg, Bill
                                                Gorgeous George
                                                Guerrera, Juventud
                                                Guerrero, Chavo Jr.
                                                Guerrero, Eddie
                                                Hacksaw Jim Duggan
                                                Hale, Emory
                                                Hak
                                                Hall, Scott
                                                Hanmer, Bret
                                                Hankton, Kirt
                                                Harlem Heat - Booker T
                                                Harlem Heat - Stevie Ray
                                                Hart, Bret "The Hitman"
                                                Hart, Jimmy
                                                Helms, Shane
                                                Heenan, Bobby (Announcer)
                                                Hennie, Curt
                                                High Voltage -Rage
                                                High Voltage - Kaos
                                                Hogan, Hollywood
                                                Horace
                                                Horowitz, Barry
                                                Hudson, Scott (Announcer)
                                                Ice Train
                                                Jakes
                                                Johnson, Mark (NWO Referee)
                                                Kanyon
                                                Kaz
                                                Kellum, Rob
                                                Kidman, Billy
                                                Knobs
                                                Konnan
                                                Karagias, Evan
                                                Lane, Lenny
                                                La Parka
                                                LaRue, Lash
                                                Lex Luger
                                                Lizmark, Jr.
                                                Lodi
                                                Madusa
                                                Malenko, Dean
                                                Master P
                                                Meng
                                                Miller, Ernest
                                                Mitchell, James
                                                Moore, Shannon
                                                Morris, Hugh
                                                Mysterio Jr.,Rey
                                                Nash,Kevin
                                                Nitro Girls-Kimberly
                                                Nitro Girls-Chae
                                                Nitro Girls-Spice
                                                Nitro Gilrs-Tygress

                                                Nitro Girls -- Fyre
                                                Nitro Girls -- AC Jazz
                                                Nitro Girls -- Storm
                                                Norris, Harrison - Trainee
                                                Norton, Scott
                                                NWO Sting
                                                Okerlund, Mean Gene (Announcer)
                                                Onoo, Sonny
                                                Page, Diamond Dallas
                                                Patrick, Nick (Referee)
                                                Piper, Roddy
                                                Poffo, Lanny
                                                Prince Iaukea
                                                Psychosis
                                                Public Enemy (Rocco Rock)
                                                Public Enemy (Johnny Grunge)
                                                Putski, Scott
                                                Rachtman, Riki (Announcer)
                                                Raven
                                                Regal, Steven
                                                Reese, Ron
                                                Riggs, Scotty
                                                Saturn
                                                Savage, Randy
                                                Schiavone, Tony (Announcer)
                                                Sick Boy
                                                Silver King
                                                Smiley, Norman
                                                Steiner, Rick
                                                Steiner, Scott
                                                Sting
                                                Sullivan, Kevin
                                                Swinger, Johnny
                                                Swoll
                                                Tatum, Chase
                                                Tenay, Mike (Announcer)
                                                Torborg, Dale
                                                Ultimo Dragon
                                                Van Hammer
                                                Vicious, Sid
                                                Villano IV
                                                Villano V
                                                Vincent
                                                Walker, Bobby
                                                Wallstreet, Michael
                                                Watts, Erik
                                                Wilson, Luther
                                                Windham, Kendall
                                                Windham. Barry
                                                Wrath
                                                Wright, Alex
                                                Whipwreck, Mikey
                                                Zbyszko,Larry (Announcer)

                                   EXHIBIT "A"

                         MERCHANDISING LICENSE AGREEMENT

                          STANDARD TERMS AND CONDITIONS

      These Standard Terms and Conditions shall be deemed fully incorporated in the License Agreement ("Underlying Agreement") to which this Exhibit "A" is attached, and these Standard Terms and Conditions and the Underlying Agreement shall hereinafter be collectively referred to as the "Agreement." All terms shall, unless expressly provided to the contrary herein, have the same respective meanings as set forth in the Underlying Agreement. Unless expressly provided to the contrary herein, to the extent that any provision of these Standard Terms and Conditions conflicts with any provision of the Underlying Agreement, the Underlying Agreement shall control.

A-l LICENSE

      WCW hereby grants to Licensee, and Licensee hereby accepts, a license to utilize the Licensed Elements upon or in connection with the Authorized Articles, for the purpose of the manufacture, distribution, advertising, promotion and sale of the Authorized Articles in the Licensed Territory during the License Period, upon and subject to all of the terms and conditions of this Agreement. Any and all rights not expressly granted to Licensee hereunder are expressly reserved by WCW and may be exercised and exploited freely by WCW at any time, and Licensee covenants and agrees that it shall not exercise, or authorize or permit others to exercise, any rights with respect to the Licensed Elements other than the limited and specific rights licensed hereunder. It is understood that the license granted hereunder relates to the sale of Authorized Articles and does not grant Licensee any rights with respect to the use of the Licensed Elements in connection with premium promotions or other giveaways.

A-2 PAYMENT AND ACCOUNTINGS

      (a) Royalty. Licensee shall pay to WCW's Agent a royalty as specified in the Underlying Agreement with respect to all Net Sales of Authorized Articles. "Net Sales" shall mean gross sales by Licensee or any of its affiliated, associated or subsidiary companies, without any deductions whatsoever (including, without limitation, freight, taxes, uncollectible accounts, manufacturing, distribution, advertising, marketing or promotion costs with the exception of trade quantity discounts only), except for actual returns. Credit against sales shall be allowed only for actual returns and shall not be allowed on the basis of an accrual or reserve system. Net Sales for each Authorized Article shall be computed on no less than Licensee's regular, full, "top-of-the-line" gross wholesale invoice price calculated at source in the Licensed Territory, based upon the usual billing price for items sold in the normal course of business ("Royalty Base Price"). The foregoing royalty shall be payable on all Authorized Articles distributed by Licensee, including Authorized Articles not billed, except for a reasonable number of samples which may be given away to the trade in the normal course of business.

      (b) Advance and Guarantee. Licensee shall pay to WCW's Agent the Advance and Guarantee in accordance with the payment schedule specified in the Underlying Agreement. The Advance and installments of the balance of the Guarantee constitute a non-refundable advance against royalties to be earned as provided above. The total Guarantee shall be deemed accrued to WCW's account as of the date of this Agreement.

      (c) Monthly Statements. Not later than thirty (30) days after the initial shipment of the Authorized Articles and promptly on the 15th day of every month thereafter during the License Period, Licensee shall furnish to WCW's Agent complete and accurate statements (certified to be accurate by Licensee) showing the product and style number, description, unit sales, Royalty Base Price, gross sales and Net Sales of each and every Authorized Article covered by this Agreement. All statements shall be prepared by Licensee utilizing the form attached as Exhibit "B" hereto and incorporated by reference, as said form may be revised from time to time by WCW. Royalty reports shall be prepared separately for each country within the Licensed Territory, and shall include a product sales breakdown by style number, which indicates clearly which of the Licensed Elements were utilized in connection with each Authorized Article, including a breakdown for each Licensed Element, by character. Reporting will be completed in such a manner, and in sufficient detail, to enable WCW to separate royalties by the respective elements used; including, without limitation, the contract number present in the upper left-hand corner of the first page of this contract.

      (d) Royalty Payments. Royalty payments due hereunder shall be paid not later than thirty (30) days after the end of each calendar month and such payments shall accompany the statements required above. Licensee shall also include the contract number, present in the upper left-hand corner of the first page of this contract, on the face of the royalty check. If the License Period is extended beyond the term specified in Paragraph 4 of the Underlying Agreement, royalty payments which exceed the total Guarantee shall not be credited toward any similar guarantee which is payable with respect to the extension period. All payments shall be in U.S. funds. Licensee shall pay, and hold WCW forever harmless from, all taxes, customs, duties, levies, imposts or any other charges now or hereafter imposed or based upon the manufacture, delivery, license, sale, possession or use hereunder to or by Licensee of the Authorized Articles or the Licensed Elements (including but not limited to sales, use, inventory, income and value added taxes on sales of Authorized Articles), which charges shall not be deducted from WCW's royalties. All monies payable to or received by Licensee from the exploitation of the rights granted herein shall be held by Licensee in trust for WCW`s account to the extent of WCW`s entidement to such monies as set forth in this Agreement.

      (e) Timeliness. All payments hereunder shall be made to WCW`s Agent at the address set forth in the Underlying Agreement within the time and in the manner specified herein, it being intended and agreed that the time within which Licensee is required to make payment in accordance with the terms hereof is of the essence of this Agreement and any failure so to do on the part of Licensee shall constitute an event of default hereunder in accordance with Paragraph A-13 below. In addition to any other rights WCW may have in the event of such a default,Lincensee agrees to pay interest to WCW on any sums which have not beem by WCW`s Agent within thirty (30) days following the due date. Such interest shall accrue from said date and shall be payable at the rate of two (2%) over the prime rate as published in the Wall Street Journal on the dare the payment is due or the maximum rate allowed by law.

A-3 BOOKS AND RECORDS

      Licensee shall keep accurate books of account and records in a form meeting the generally accepted standards of the profession of certified public accountants covering all transactions relating to the license hereby granted, and WCW and its authorized representatives shall have the right at all reasonable business hours, and upon reasonable notice, to examine and audit said books of account and records and all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and terms of this Agreement, and shall have free and full access thereto for said purposes and for the purpose of taking extracts therefrom. Upon demand of WCW, but not more than twice per calendar year. Licensee shall at its own expense furnish to WCW a detailed statement prepared by an independent certified public accountant, or certified to be accurate by a duly authorized official of Licensee, showing the product and style number, description, Net Sales, itemized deductions from Net Sales and Royalty Base Price of the Authorized Articles distributed and/or sold by Licensee to the date of WCW's demand. If an audit reveals that Licensee has misrepresented or underreported any item bearing upon the royalties or other compensation due or payable to WCW, then, in addition to recomputing and making immediate payment of the sums due based on the true items together with interest thereon at the rate at which WCW is entitled to borrow from its principal lending institution (after giving effect to compensating balance requirements and any commitment fees), Licensee shall pay costs and expenses incurred by WCW for the audit and checking and attorney's fees incurred by WCW in connection therewith or in connection with enforcing the collection thereof if the difference between the actual sums due hereunder is in excess of three percent (3%) of the sums previously paid. All books of account and records shall be kept available for at least three (3) years after the termination of this license in Licensee's principle place of business.

A-4 EXCLUSIVITY

      (a)(i) If, and only if, the Underlying Agreement specifies that Licensee's license hereunder is exclusive, WCW shall not, except as otherwise provided herein, grant any other licenses effective during the License Period for the use of the Licensed Elements in connection with the manufacture, distribution and sale, in the Licensed Territory, of the Authorized Articles as expressly described in the Underlying Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be construed to prevent WCW from granting any licenses for the use of the Licensed Elements other than as provided herein, or from utilizing the Licensed Elements in any manner whatsoever other than as provided herein, regardless of the extent to which such use or utilization may be competitive with the license granted hereunder.

      (ii) Licensee shall not during the License Period enter into or renew any license agreements for the manufacture, distribution and/or sale of any of the Authorized Articles and or manufacture, distribute or sell any of the Authorized Articles for or in conjunction with or containing the elements of any other professional wrestlers or professional wrestling organizations, and will not in any event during the License Period directly or indirectly manufacture, distribute or sell any Authorized Articles for or in conjunction with the World Wrestlinig Federation (WWF).

      (iii) If the Underlying Agreement specifies that Licensee's license hereunder is non-exclusive, then WCW shall be free to utilize, or to grant any licenses to third parties to utilize, the Licensed Elements in any manner for any purposes whatsoever.

      (b) In all cases, WCW expressly reserves all rights whatsoever relating to the promotion, sale and other exploitation of Authorized Articles at (i) the MGM Grand Hotel/Casino complex in Las Vegas, Nevada, and (ii) concert halls, arena shows, circuses, stadiums, theaters, theme parks and all other public performance venues at which television programs or motion pictures containing elements included in the Licensed Elements or derivative works (e.g.. concerts, musicals and other stage plays, motion picture sequels, audio-visual performances, etc.) based thereon are exhibited or performed, and (iii) retail outlets or any other facilities owned, operated or controlled by WCW (or its parent, subsidiaries or affiliates), and (iv) catalogs or similar direct mail sales publications featuring WCW products published by WCW (or its parent, subsidiaries, or affiliates). The foregoing venues, retail outlets, other facilities, and catalogs are collectively referred to herein as "WCW Venues". Licensee acknowledges that WCW Venues are expressly excluded from the Licensed Territory and that Licensee has not been granted any rights with respect to the exploitation of Authorized Articles at WCW Venues, it being understood that WCW may itself exercise such rights or grant others licenses for the manufacture and distribution of Authorized Articles for sale or other exploitation at WCW Venues.

      (c) WCW reserves the right to permit distribution of stock on hand or in process as of termination or expiration of prior licenses, even if the exercise of said rights may conflict with those rights granted Licensee hereunder.

A-5 QUALITY OF MERCHANDISE

      (a) The Authorized Articles shall be of high standard and of such style, appearance and quality as to be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Licensed Elements and the good will pertaining thereto. The Authorized Articles shall be manufactured, sold, distributed, promoted and advertised in accordance with all applicable governmental, regulatory, professional and industry-wide codes, statutes, rules and regulations.

      (b) Licensee shall submit to WCW and WCW shall have absolute approval of the Authorized Articles, and the cartons, containers, and advertising, promotional, packaging and wrapping materials bearing any Licensed Elements ("Collateral Materials") at all stages of the development and application thereof. Licensee may not manufacture, use, sell, advertise, promote, or distribute any Authorized Articles or Collateral Materials until and unless Licensee has received WCW's prior written approval. Any and all items submitted by Licensee to WCW pursuant to this Paragraph A-5 shall be at Licensee`s expense and shall clearly indicate the contract number associated with each suchsubmission. After each Authorized Article of Collateral Material has been finally approved pursuant to this Paragraph, Licensee shall not depart therefrom in any material respect without first submotting to WCW a prototype, layout or sample of the modified article or material and obtaining WCW`s prior written consent to such modification. Any such approval by WCW shall not constitute waiver of WCW`s rights or Licensee`s duties under any provision of this Agreement.

      (c) Any item submitted to WCW shall not be deemed approved unless and until WCW has approved it in writting.

      (d) At the time of first distribution of each Authorized Article, Licensee shall submit to WCW twelve (12) samples of each such item to WCW and a royalty shall not be payable on such samples. Upon WCW's annual written request thereafter, Licensee shall furnish without cost to WCW twelve (12) additional random samples of each Authorized Article being distributed by Licensee hereunder, together with any cartons, containers and packing and wrapping material used in connection with such distribution for quality control by WCW. It being agreed that WCW shall have the right, if quality problems are encountered as a result of the examination of samples, to take such additional samples as frequently as WCW in its sole discretion deems desirable in an effort to assure that proper quality control has been established. Moreover, WCW shall have the right to have its representatives visit the plant or plants where the Authorized Articles are produced and where the Collateral Materials and the like are printed or produced in order to determine whether or not proper quality controls are being exercised.

      (e) In the event Licensee is not the manufacturer of the Authorized Articles, Licensee shall, subject to WCW's prior written consent, be entitled to engage a third party manufacturer to make and produce the Authorized Articles exclusively for Licensee, provided that Licensee will obtain from such manufacturer and deliver to WCW a duly executed letter in the form contained in Exhibit "C" hereto. The use by Licensee of any such manufacturer shall not affect Licensee's obligations hereunder and Licensee shall be responsible for ensuring that such manufacturer complies with the provisions of this Agreement.

A-6 LABELING

      (a) As a condition to WCW's authorization of the public distribution of items bearing reproductions of the Licensed Elements, including, without limitation, Authorized Articles sold under this license and advertising, promotional and display material therefor, all such items shall bear copyright and trademark notices as set forth in Paragraph 11 of the Underlying Agreement as well as any other legal notices which WCW may from time to time reasonably direct.

      (b) In the event that any Authorized Article is marketed in a carton, container and/or packing or wrapping material employing the Licensed Elements, such notice shall also appear upon the said carton, container and or packing or wrapping material. Each and every tag, label, imprint or other device containing any such notice and all advertising, promotional or display material bearing the Licensed Elements shall be submitted by Licensee to WCW for its written approval prior to use by Licensee in accordance with Paragraph A-5 above. Any such approval by WCW shall not constitute waiver of WCW's rights or Licensee's duties under any provision of this Agreement.

A-7 TECHNICAL AND PROMOTIONAL MATERIAL

      WCW reserves the right to require Licensee to pay for film footage or other technical materials which Licensee may requests for which WCW from time to time might charge. All technical materials involving the Licensed Elements or any reproduction thereof, notwithstanding their invention, creation or use by Licensee, shall be and remain the property of WCW, and WCW shall be entitled to use same and to license the use of same by others provided such use does not conflict with the terms of this Agreement. "Technical materials" shall mean all artwork and designs, pictures. separations, textual material, screens, films, proofs and any and all materials used in the creation, production and/or reproduction of the Authorized Articles.

A-8 DISTRIBUTION

      (a) Commencing not later than the Marketing Date specified in the Underlying Agreement, and thereafter during the License Period (including any extensions thereof), Licensee shall diligently and continuously manufacture, sell, distribute and promote Authorized Articles in interstate commerce throughout the Licensed Territory and Licensee shall make and maintain adequate arrangements for the distribution of the Authorized Articles. Licensee's failure (except as otherwise provided herein) to commence in good faith to manufacture and distribute in substantial commercial quantities any of the Authorized Articles on or before the Marketing Date and to continue during the License Period diligently and continuously to manufacture, sell, distribute and promote each such Authorized Article throughout the Licensed Territory will result in immediate damage to WCW. In such a case, in addition to all other remedies available to it hereunder, WCW may remove from this Agreement any Licensed Elements listed in the Underlying Agreement or any article or class or category of articles included within the definition of Authorized Articles which is not so diligently and continuously used by Licensee for a period of three (3) consecutive months, by giving thirty (30) days' written notice to Licensee.

      (b) Unless expressly provided herein otherwise, Licensee shall not, without the express prior written consent of WCW, permit the distribution or other marketing of any Authorized Articles on an F.O.B. or L.C. basis (as those terms are commonly understood in the international merchandising business). All Authorized Articles distributed or marketed (as subject to WCW's prior written approval) on an F.O.B. or L.C. basis will be subject to a Royalty Rate in the amount of one and one-half (1 1/2%) percent over the Royalty Rate indicated in the Underlying Agreement.

      (c) Licensee shall sell to WCW such quantities of the Authorized Articles as WCW shall request at as low rate and on as favorable terms as Licensee sells similar quantities of the Authorized Articles to the general trade.

A-9 GOODWILL AND PUBLICITY

      (a) Licensee acknowledges that particular and substantial good will values are associated with the Licensed Elements and that said Licensed Elements and names and all rights therein and good will pertaining thereto belong exclusively to WCW. Licensee further acknowledges that said Licensed Elements and names have secondary meanings in the mind of the public and that the value therof cannot readily be fixed in amounts or sums of money. Licensee shall not be any act or omission jeopardize such good will, and any good will develped hereunder shall accrue to the benefit of WCW. Licensee acknowledges the neccessity of protecting WCW`s name, copyrights and trademarks generally and specifically to conserve the good will and good name of WCW and the Licensed Elements, and the right of WCW to wupevise or intervene in the activities of Licensee in sonnection therewith.

      (b) WCW shall have the right, but shall not be under any obligation, to use the Licensed Elements and/or the name of Licensee so as to give the Licensed Elements, Licensee, WCW and/or WCW's television programs and/or motion pictures full and favorable prominence and publicity. WCW shall not be under any obligation whatsoever to broadcast or exhibit, or to continue broadcasting or exhibiting, any television program or motion picture or use the Licensed Elements or any person, character, symbol, design or likeness or visual representation thereof in any medium, nor shall WCW be restricted in any way whatsoever from producing and distributing derivative works which contain or are derived from the Licensed Elements or any element or component part thereof.

A-10 WARRANTIES AND REPRESENTATIONS

      (a) By WCW. WCW has the right and power to enter into and perform this Agreement, and has taken all steps necessary and appropriate to authorize the execution and performance hereof. WCW owns or controls all rights necessary to grant Licensee the rights granted to it hereunder.

      (b) By Licensee. Licensee has the right and power to enter into and perform this Agreement, and has taken all steps necessary and appropriate to authorize the execution and performance hereof. Licensee will not act in any manner that is inconsistent with the provisions hereof.

A-11 INDEMNIFICATION AND INSURANCE

      Subject to the full performance by Licensee of all of its obligations hereunder, WCW hereby indemnifies Licensee and undertakes to defend Licensee against and hold Licensee harmless from all claims, suits, liabilities, losses, damages, penalties, costs and expenses (including reasonable attorneys fees, which may be suffered by or obtained against Licensee arising solely out of the use by Licensee of the Licensed Elements in strict accordance with this Agreement. Licensee hereby indemnifies WCW and undertakes to defend WCW against and hold WCW harmless from any and all claims, suits, liabilities, losses, damages, penalties, costs and expenses (including reasonable attorneys fees, which may include, without limitation, an allocation for in-house counsel) of any nature which may be suffered by or obtained against WCW arising from (i) any allegedly unauthorized use of any patent, design, mark, process, idea, method or device by Licensee (none of the same being included in the Licensed Elements) in connection with the Authorized Articles or any other alleged action or omission by Licensee constituting a breach by Licensee of any term or provision of, or representation, warranty, covenant or agreement made by Licensee under, this Agreement, and (ii) alleged defects in the Authorized Articles, any alleged inadequacy or failure to perform any agreement or render any service, or personal damages or injury resulting from the use of the Authorized Articles. Licensee shall obtain, at its own expense, a comprehensive general liability insurance policy for the entire License Period (including any extensions thereof) including coverage for contractual liability (applying to the terms and conditions of this Agreement), product liability, personal injury liability and advertiser's liability, and including a vendor's liability endorsement in favor of WCW. Said policy shall be written by a recognized insurance company which has qualified to do business in the State of California, the State of New York and the State of Georgia, or which has an A. M. Best Company rating of "B" or better in the latest edition of Best's Insurance Guide and Key Ratings, and shall provide for minimum combined single limit of liability coverage of not less than $1,000,000 for each occurrence. As proof of such insurance, fully paid certificates of insurance naming WCW as an insured party, will be submitted by Licensee for WCW's prior approval before any Authorized Articles are distributed, advertised or sold, and at the latest within thirty (30) days after the commencement of the License Period: World Championship Wrestling, Inc., One CNN Center, Box 105366, Atlanta, GA 30345-5366, Attn: Director of Risk Management. Any proposed change in such certificates of insurance shall be submitted to WCW for its prior approval, and Licensee shall furnish WCW with a copy of the then prevailing certificate of insurance. For purposes of Licensee's indemnity and insurance policy coverage under this Paragraph, WCW shall also include the officers, directors, shareholders, agents and employees of WCW and its Related Entities, as well as any person(s) the use of whose name or likeness may be licensed hereunder.

A-12 PROTECTION OF WCW'S RIGHTS

      (a) Licensee acknowledges that WCW owns or controls the copyrighted works which underlie this license and Licensee shall not during the term hereof or thereafter attack the rights of WCW in the Licensed Elements or any trademarks based thereon, regardless of the basis of such attack and regardless of whether the same relates to title or validity. Licensee shall at no time use or authorize the use of any trademark, trade name or other designation identical with or confusingly or colorably similar to the Licensed Elements.

      (b) Licensee shall cooperate fully and in good faith with WCW for the purpose of securing and preserving rights of WCW (or any grantor of WCW) in and to the Licensed Elements. WCW may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall immediately notify WCW in writing of any infringements or imitations by others of the Licensed Elements on articles similar to those covered by this Agreement, and WCW shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any actions on account of any such infringements or imitations without first obtaining the written consent of WCW so to do.

      (c) Licensee shall utilize all necessary and adequate security measures to prevent the loss, theft, destruction or unauthorized exploitation of the technical materials and/or Licensed Elements delivered to Licensee, and Licensee shall immediately report to WCW any such loss, theft,

Agreement. If any materials bearing the Licensed Elements (or any element or component part thereof) utilized by Licensee hereunder on or in connection with the Authorized Articles were not created or owned by WCW, it is an essential condition of this Agreement that Licensee shall do all that is necessary to ensure that such materials achieve copyright protection and that valid title to such copyright is, at the earliest possible moment, transferred to WCW. To this end, Licensee shall, among other things, enter into a contract with anyone not directly in its employ who creates such materials bearing the Licensed Elements, or any element or component part thereof, which states that such materials are created as works made for hire, as such term is defined in the U.S. Copyright Act, 17 U.S.C. ss. 101 et seq. or otherwise contractually bind such person to execute all such documents as may be necessary to transfer valid title in the copyright in such materials to WCW and shall arrange for the execution of such documents and their transmittal to WCW at the earliest possible moment.

      (e) No later than thirty (30) days following the date of the first interstate shipment by Licensee of each Authorized Article, Licensee shall provide WCW, free of cost, with sufficient evidence of the date of first shipment of the Authorized Article in interstate commerce and a description of the use of the Licensed Elements in relation to the Authorized Article along with identical samples of each such Authorized Article including packaging. Such evidence and sample shall be sent to WCW at its address at World Championship Wrestling. Inc., c/o Legal Department - Domestic Trademarks, One CNN Center, Atlanta, Georgia 30303.

      (f) Licensee shall fully cooperate with WCW in undertaking the registration of any copyright, trademark, service mark or other intellectual property registration or filing with respect to the Licensed Elements and/or Authorized Articles as requested by WCW in writing, and all such registrations shall be in WCW's name (or such other name as WCW designates). Such registration shall be handled by attorneys selected or approved by WCW. In the event of any registration relating to the Licensed Elements by Licensee in its own name or that of any third party, such registration shall be (i) deemed to be for WCW's benefit and (ii) held in trust for WCW by Licensee, and (iii) Licensee shall bear all costs, expenses, damages and loss occasioned by such unauthorized registration and/or WCW's correction of same.

      (g) Licensee shall execute and deliver to WCW, in such form as WCW shall reasonably request, any and all documents which may be necessary or desirable to assist WCW in recording Licensee as a registered user of the Licensed Elements (as trademark and/or servicemark) in the Licensed Territory, if appropriate. Upon or after the expiration or termination of this Agreement. Licensee shall execute and deliver to WCW, in such form as WCW shall reasonably request, any and all documents which may be necessary or desirable to cancel the recordation of Licensee as a registered user of the Licensed Elements in the Licensed Territory provided, however, that if WCW elects first to complete the recordation of Licensee as a registered user, Licensee shall also provide any and all documents which may be necessary or desirable to achieve this purpose.

      (h) Licensee shall not commingle on Authorized Articles manufactured hereunder (or in the advertising and promotion thereof) names, characters and/or likenesses from any individual motion picture or other television program which are included in the Licensed Elements with those associated with any other motion picture or television program (whether or not containing elements included in the Licensed Elements) without WCW's prior written consent.

      (i) WCW may, in its absolute discretion, withdraw any element of the Licensed Elements, or any component part thereof, from the terms of this Agreement if WCW determines that the exploitation thereof hereunder would or might violate or infringe or reasonably tend to violate or infringe the copyright, trademark or other rights of third parties, or subject WCW to any liability, or violate any law, court order, government regulation or other ruling of any governmental agency, or if, on account of the expiration or sooner termination of an agreement between WCW and a third party from whom WCW has obtained certain underlying rights relating to the exploitation of the Licensed Elements hereunder or otherwise, WCW shall no longer have the right to act in the capacity herein contemplated on behalf of any third party or parties, or if WCW determines that it cannot adequately protect its rights in the Licensed Elements under the copyright, trademark or other laws of the Licensed Territory; provided, however, that in the event of any such withdrawal, WCW shall reimburse Licensee its actual, out-of-pocket cost of any Authorized Articles (bearing such withdrawn Licensed Element) which were produced, but not sold, prior to Licensee's receipt of notice of such withdrawal. Any such withdrawal shall not constitute grounds for termination of this Agreement unless all elements and component parts of the Licensed Elements are simultaneously withdrawn by WCW.

A-13 DEFAULT

      The following shall be events of default hereunder: if Licensee (i) becomes the subject of any bankruptcy proceeding, becomes insolvent, makes an assignment for the benefit of its creditors, or a receiver, liquidator or trustee is appointed for its affairs, (ii) breaches any other agreement with WCW, (iii) fails to make payment of royalties, Guarantee(s) and or any other sums payable to WCW pursuant to this Agreement when due or fails to perform any of its other material obligations hereunder or otherwise breaches any representation, warranty, covenant or agreement referred to or contained in this Agreement, and does not fully cure such failure or breach within ten (10) business days after receipt of written notice thereof from WCW, in the case of failure to make payments, or within fifteen (15) business days in the case of other failure or breach, (iv) discontinues its business or loses any license or authorization required to permit Licensee to perform fully its obligations hereunder pursuant to an action of any duly constituted governmental, judicial or legislative authority. Upon any default, WCW may, in addition and without prejudice to any other rights it may have, terminate this Agreement, in which event the entire unpaid balance of all royalties and Guarantees accrued to WCW's account hereunder shall immediately become due and payable. In the event this Agreement is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors, and or assigns shall not have the right to sell, exploit or in any way deal with or in any Authorized Articles or any carton, container, packing or wrapping material, advertising, promotional or display materials pertaining thereto, except with and under the special consent and instructions of WCW in writing, which they shall be obligated to

A-14 FORCE MATEURE

      This license shall terminate in the event that any act of God, fire, flood, public disaster, or any action, rule, regulation, requirement or order of any governmental authority or any other cause or reason beyond the control of the parties renders performance impossible and one party so informs the other in writing of such causes and its desire to be so releasedd. In such event, all royalties on sales theretofore made shell become immediatley due and payable and neither the Guarantee nor portion thereof shall be repayable.

A-15 EFFECT OF TERMINATION OR EXPIRATION

Upon and after the expiration or sooner termination of this license, (a) all rights licensed to Licensee hereunder shall forthwith revert to WCW, (b) if the Underlying Agreement specifies that the license granted hereunder is an exclusive license, WCW shall be free to license others to use the Licensed Elements in connection with the manufacture, sale, distribution and promotion of the Authorized Articles in the Licensed Territory (it being acknowledged that WCW has the full and complete right so to do during the License Period if the license granted hereunder is a non-exclusive license), and (c) Licensee shall refrain from further use of the Licensed Elements or any further reference, direct or indirect, thereto or to anything deemed by WCW to be similar to the Licensed Elements, in connection with the manufacture, sale, distribution or promotion of Licensee's products, except as permitted in Paragraph A-17 below. It shall not be a violation of any right of Licensee if WCW should at any time during the License Period enter into negotiations with another to license use of the Licensed Elements in respect of the Authorized Articles within the Licensed Territory provided that, in the event that the license granted to Licensee hereunder is an exclusive license, it is contemplated that such prospective license shall commence after termination of this Agreement. In the event of any termination hereunder, no monies or other consideration which WCW may receive in respect of any licenses of the Licensed Elements within or outside the Licensed Territory shall be deemed in mitigation of, or be otherwise offset, credited or applied against, any sums payable to WCW pursuant to this Agreement.

A-16 FINAL STATEMENT

Ninety (90) days before the expiration of the License Period, and, in the event of its sooner termination, ten (10) business days after receipt of notice of termination, a statement showing the number and description of Authorized Articles which are or will be fully manufactured, packaged and ready for distribution as of the expiration or termination of the Agreement shall be furnished by Licensee to WCW. WCW shall have the right to take a physical inventory to ascertain or verify such inventory and statement. Refusal by Licensee to submit to such physical inventory by WCW and/or failure by Licensee to render the final statement as and when required by this provision, shall result in a forfeiture by Licensee of Licensee's right to dispose of its inventory (as provided by the next paragraph hereof), WCW retaining all other legal and equitable rights may have in the circumstances.

A-17 DISPOSAL OF INVENTORY

(a) Licensee shall not at any time manufacture Authorized Articles in excess of those reasonably anticipated to meet normal customer requirements. Provided that Licensee is in compliance with the foregoing, after termination or expiration of the license under the provisions hereof, Licensee, except as otherwise provided in this Agreement, may distribute and sell Authorized Articles which are fully manufactured, packaged and ready for immediate distribution at the time notice of termination is received or upon the expiration date, whatever the case may be, during the sell off period indicated in the Underlying Agreement, on a non exclusive basis, provided Guarantee and royalty payments are up-to-date for the current period and payments and statements are made and furnished for that period in accordance with Paragraph A-2 above. As of the commencement of such sell-off period, Licensee may no longer manufacture or promote any Authorized Articles. Licensee shall not be authorized to sell and distribute such excess inventory to the extent that it exceeds ten percent (10%) of the total number of Authorized Articles sold during the License Period, without WCW's prior written consent. Upon the conclusion of the sell-off period, Licensee shall cease all sale and distribution of Authorized Articles, and any Authorized Articles which have not been sold as of the expiration of the sell-off period shall, at WCW's election, be delivered to WCW or destroyed. Notwithstanding anything to the contrary herein, Licensee shall not manufacture, sell or dispose of any Authorized Articles after any expiration or termination of this license based on the failure of Licensee to affix notice of copyright, trademark or servicemark registration or any other notice to the Authorized Articles, canons, containers or packing or wrapping material or advertising, promotional or display material or because of the departure by Licensee from the quality and style approved by WCW pursuant to Paragraph A-5 above. All applicable royalties shall be paid on Authorized Articles sold during the sell-off period within fifteen (15) days following the expiration of said sell-off period.

(b) Licensee acknowledges that its failure to cease the manufacture, sale, distribution or promotion of the Authorized Articles or any class or category thereof after the termination or expiration of this Agreement (or any applicable sell-off period) will result in immediate and irremediable damage to WCW and to the rights of any subsequent licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease manufacture, sale, distribution or promotion, and Licensee agrees that in the event of such failure, WCW shall be entitled to equitable relief by way of temporary and permanent injunctions and such other and further relief as any court with jurisdiction may deem just and proper, other provisions to the contrary elsewhere herein notwithstanding.

A-18 ASSIGNMENT

WCW reserves the right to assign this Agreement to any third party and to hypothecate or pledge this Agreement as collateral for any purpose. In the event of any such assignment, Licensee shall pay the royalties and Guarantees due hereunder as directed by WCW. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of WCW. The license herein granted is personal to Licensee and this Agreement may not be assigned, transferred, sublicensed, pledged, mortgaged or otherwise encumbered, in whole or in part, by Licensee either voluntarily or by operation of law or as part of a merger, consolidation or otherwise without WCW's prior written consent, which shall not be unreasonably withheld have been sent by facsimile transmission or personally delivered to the recipient. The date of said facsimile transmission or personal delivery, or the date which is three (3) business days following the date of said mailing, shall be deemed to be the date of the giving of such notice, except statements and payments to WCW hereunder and notice of change of address, which shall be deemed effective only upon actual receipt thereof.

A-19 NOTICES

      All notices, statements, accountings and other documents required to be given or delivered hereunder shall be given in writing either by personal delivery (including Federal Express & Airborne Express), by certified mail which delivery is evidenced by a signed receipt, or by facsimile transmission unless otherwise specified. Licensee`s and WCW`s respective addresses for notice purposes shall be as set forth in the Underlying Agreement unless either party notifies the other as provided herein that notices to such party should be sent to a different address. All such notices shall be sufficiently given when the same shall be deposited, so addressed, postage prepaid in the mail, or when the same shall have been sent by facsimile transmission or personally delivered to the recipient. The date of said facsimile transmission or personal delivery, or the date which is three (3) business days following the date of said mailing, shall be deemed to be the date of the giving of such notice, except statements and payments to WCW hereunder and notice of change of address, which shall be deemed effective only upon actual receipt therof.

A-20 FURTHER DOCUMENTS

      Licensee shall execute, verify, acknowledge, deliver and file any formal assignments, recordations and any and all other documents which WCW may prepare and reasonably call for to give effect to any of the provisions of this Agreement. If Licensee fails so to do within ten (10) days after WCW requests such execution, verification. acknowledgment, delivery or filing, Licensee hereby irrevocably appoints WCW its attorney-in-fact (which appointment shall be deemed a power coupled with an interest), with full powers of substitution and delegation, to execute, verify, acknowledge and deliver any such assignments, recordations and/or such other documents.

A-21 MISCELLANEOUS PROVISIONS

      In the event any provision of this Agreement shall be found to be contrary to any law or regulation of any federal, state or municipal administrative agency or body, the other provisions of this Agreement shall not be affected thereby but shall notwithstanding continue in full force and effect. If any legal action or other proceeding is brought for the enforcement of this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled. No waiver by either party hereto of any breach or default by the other party shall be construed to be a waiver of any other breach or default by such other party. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which either party is entitled under this Agreement or otherwise, nor shall an election to terminate be deemed an election of remedies or a waiver of any claim for damages or otherwise. This Agreement may not be altered or modified except in writing signed by the party to be charged with such alteration or modification. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings, whether oral or written, have been merged herein. Irrespective of the place of execution or performance, this Agreement shall be governed, construed and enforced in accordance with the laws of the State of Georgia applicable to agreements entered into and to be wholly performed therein, and Licensee hereby consents to the exclusive jurisdiction of the courts of the State of Georgia and United States courts located in the State of Georgia in connection with any suit, action or proceeding brought by Licensee arising out of or related in any manner to this Agreement. Licensee agrees that the service of process by mail shall be effective service of same and that such service shall have the same effect as personal service within the State of Georgia and result in jurisdiction over Licensee in the appropriate forum in the State of Georgia. Nothing herein contained shall constitute a partnership between, or joint venture by, the parties hereto or constitute either party the employee or agent of the other, and Licensee shall have no right or power to obligate or bind WCW in any manner whatsoever. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any third party whether referred to herein or not. Paragraph headings as used in this Agreement are for convenience only and are not a part hereof, and shall not be used in any manner to interpret or otherwise modify any provision of this Agreement. As used herein, the word "person" means any individual, firm, partnership, association, corporation or other entity.

                      END OF STANDARD TERMS AND CONDITIONS

                                   EXHIBIT "C"

Attn: Licensing Manager
World Championship Wrestling. Inc.
One CNN Center, Box 105366
Atlanta, GA 30348

Re: Trimfast Group, Inc.

Dear Sirs,

This letter will serve as notice to you that pursuant to Paragraph A-5(a) of the Merchandising Licensee Agreement (the "Agreement") dated May 6, 1999 between World Championship Wrestling, Inc. ("WCW") and the Licensee (as defined therein), we have been engaged as the manufacturer for the manufacture of the Articles as defined in the Agreement. We hereby acknowledge that we have received and read copy of Exhibit "A" to that License Agreement containing the Standard Terms and Conditions and understand the terms and conditions set forth in the said Agreement and hereby agree to be bound by those provisions of the said Agreement which are applicable to us as manufactures of the Articles, including but not limited to your right, pursuant to Paragraphs A-3 and A-5 of the Agreement, to examine our books of account and records and manufacturing facility with respect to the manufacture of the Articles.

We further agree that we will abide by all relevant instructions from WCW and/or Licensee with respect to the inclusion of markings and notices on the Authorized Articles and the packaging and wrapping materials or cartons or containers therefor.

We understand that our engagement as the manufacture for the Authorized Articles is subject to your written approval. We request, therefore, that you sign the space below, thereby showing your acceptance of our engagement as aforesaid.

For and on behalf of:


/s/ [ILLEGIBLE]
-------------------


Agreed and accepted